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                                  Exhibit 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of The Rouse Company on Form S-3 (File Nos. 33-57347, 333-20781 and 333-51555) of our report dated June 19, 1998, on our audit of the statement of revenues and certain expenses of the Fashion Place Property for the year ended December 31, 1997, our report dated June 15, 1998, on our audit of the statement of revenues and certain expenses of the Valley Fair Property for the year ended December 31, 1997, our report dated June 15, 1998, on our audit of the statement of revenues and certain expenses of the Park Meadows Mall Property for the year ended December 31, 1997, and our report dated June 15, 1998, on our audit of the statement of revenues and certain expenses of the Bridgewater Commons Property for the year ended December 31, 1997, which reports are included in the Form 8-K/A of The Rouse Company dated February 16, 1999.



                                    PRICEWATERHOUSECOOPERS LLP

Newport Beach, California
April 20, 1999